SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 25, 2011

Eagle Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Maryland	0-25923	52-2061461
(State or other jurisdiction	(Commission file number)	(IRS Employer
of incorporation)		Number)

7815 Woodmont Avenue, Bethesda, Maryland  20814

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:  301.986.1800

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors, Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)       On August 25, 2011, the Compensation Committee of the Board of Directors of Eagle Bancorp, Inc. (the “Company”) approved the Senior Executive Incentive Plan for 2011 performance. On January 26, 2012, the Compensation Committee of the Company approved the Senior Executive Incentive Plan for 2012 performance. Each Senior Executive Incentive Plan is a non-equity incentive compensation plan pursuant to which participating officers may earn cash incentive awards if certain pre-determined targets, including overall Company level performance and individual performance targets are met. Awards under either Senior Executive Incentive Plan may also be paid in stock, through awards under the Company’s 2006 Stock Plan, in the discretion of the Compensation Committee. Redacted versions of the plans, which do not disclose certain target goals and compensation levels for which confidential treatment has been requested, are attached as Exhibits 10.1 and 10.2 hereto.

Item 9.01	Financial Statements and Exhibits

(d)  Exhibits.

Number	Description
10.1	2011 Senior Executive Incentive Plan (redacted)
10.2	2012 Senior Executive Incentive Plan (redacted)

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EAGLE BANCORP, INC.

	By:	/s/ Ronald D. Paul
Ronald D. Paul, President, Chief Executive Officer

Dated: March 15, 2012